UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2023
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North Mopac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the press release of National Instruments Corporation (“NI”), dated January 31, 2023, regarding the unaudited financial results for NI’s fourth fiscal quarter and year ended December 31, 2022.

The information in the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 31, 2023, NI announced a workforce reduction plan (the “Plan”) intended to accelerate its growth strategy and further optimize its operations and cost structure. The Plan is expected to reduce NI’s worldwide headcount by approximately 4% during 2023, with a majority of the reductions expected to occur in the first quarter of 2023.

In connection with the Plan, NI estimates that it will recognize pre-tax charges to its GAAP financial results of approximately $20 million to $25 million, consisting primarily of cash termination benefits and other employee-related costs that are expected to be paid in 2023.   NI anticipates that the majority of these charges will be recognized during the first quarter of 2023, with the remaining amount expected to be recognized during 2023.

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the size of the restructuring and the amount and timing of the related charges. Statements regarding future events are based on NI’s current expectations and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by NI. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: NI’s ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges. For information regarding other factors that could cause NI’s results to vary from expectations, please see the “Risk Factors” section of NI’s filings with the Securities and Exchange Commission. NI undertakes no obligation to revise or update publicly any forward-looking statements.

Item 8.01	Other Events.

On January 31, 2023, NI issued a press release announcing that its Board of Directors declared a dividend of $0.28 per share payable on March 6, 2023 to stockholders of record at the close of business on February 13, 2023.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Chief Legal Officer, Senior Vice President & Secretary

Date:  January 31, 2023